Fled Pursuant to Rule 433
                                                         File No.: 333-137620-15

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

                         THE SERIES 2007-10 CERTIFICATES

                     Initial        Pass-
    Class or        Principal      Through
    Component       Balance(1)      Rate               Principal Types           Interest Types         CUSIP
----------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class I-A-1(2)       $300,000,333  6.000%   Super Senior, Pass-Through,          Fixed Rate          949837 AA6
                                            Exchangeable REMIC
Class I-A-2           $50,000,000  6.000%   Super Senior, Sequential Pay         Fixed Rate          949837 AB4
Class I-A-3           $11,446,000  6.000%   Senior, Sequential Pay               Fixed Rate          949837 AC2
Class I-A-4           $15,709,000  6.000%   Senior, Sequential Pay               Fixed Rate          949837 AD0
Class I-A-5          $101,994,000  6.000%   Super Senior, Planned Amortization   Fixed Rate          949837 AE8
Class I-A-6           $71,354,000  6.000%   Super Senior, Planned Amortization   Fixed Rate          949837 AF5
Class I-A-7           $29,719,000  6.000%   Senior, Planned Amortization         Fixed Rate          949837 AG3
Class I-A-8           $59,907,000    (3)    Senior, Companion                    Step Coupon(3)      949837 AH1
Class I-A-9           $19,969,000    (4)    Senior, Companion                    Step Coupon(4)      949837 AJ7
Class I-A-10         $100,000,000  5.900%   Senior, Accretion Directed, Planned  Fixed Rate          949837 AK4
                                            Amortization
Class I-A-11           (5)         6.000%   Senior, Notional Amount              Fixed Rate,         949837 AL2
                                                                                 Interest Only
Class I-A-12          $19,158,000  6.000%   Super Senior, Accretion Directed,    Fixed Rate          949837 AM0
                                            Planned Amortization
Class I-A-13          $11,609,000  6.000%   Senior, Companion                    Accrual, Fixed      949837 AN8
                                                                                 Rate
Class I-A-14(2)       $47,121,428    (6)    Senior, Accretion Directed,          Floating Rate       949837 AP3
                                            Companion, Exchangeable REMIC
Class I-A-15(2)        $7,853,572    (6)    Senior, Accretion Directed,          Inverse             949837 AQ1
                                            Companion, Exchangeable REMIC        Floating Rate
Class I-A-16(2)       $12,505,000  6.000%   Senior, Sequential Pay, Accretion    Fixed Rate          949837 AR9
                                            Directed, Exchangeable REMIC
Class I-A-17(2)       $20,117,000  6.000%   Senior, Sequential Pay, Accretion    Fixed Rate          949837 AS7
                                            Directed, Exchangeable REMIC
Class I-A-18(2)       $13,814,000  6.000%   Super Senior, Sequential Pay,        Accrual, Fixed      949837 AT5
                                            Exchangeable REMIC                   Rate
Class I-A-19          $40,085,000  6.000%   Super Senior, Planned Amortization   Fixed Rate          949837 AU2
Class I-A-20          $51,693,000  6.000%   Super Senior, Planned Amortization   Fixed Rate          949837 AV0
Class I-A-21          $57,686,000  6.000%   Senior, Companion                    Fixed Rate          949837 AW8
Class I-A-22          $40,000,000    (6)    Super Senior, Pass-Through           Floating Rate       949837 AX6
Class I-A-23(2)        $4,516,458    (6)    Senior, Planned Amortization,        Inverse             949837 AY4

                     Initial        Pass-
    Class or        Principal      Through
    Component       Balance(1)      Rate               Principal Types           Interest Types         CUSIP
----------------------------------------------------------------------------------------------------------------------
                                            Exchangeable REMIC                   Floating Rate
Class I-A-24(2)        $2,150,209    (6)    Senior, Companion, Exchangeable REMICInverse             949837 AZ1
                                                                                 Floating Rate
Class I-A-25(2)      $137,541,000  6.000%   Senior, Sequential Pay, Exchangeable Fixed Rate          949837 BA5
                                            REMIC
Class I-A-26(2)       $11,860,000  6.000%   Senior, Sequential Pay, Exchangeable Fixed Rate          949837 BB3
                                            REMIC
Class I-A-27(2)       $20,594,000  6.000%   Senior, Sequential Pay, Exchangeable Fixed Rate          949837 BC1
                                            REMIC
Class I-A-28          $15,000,000 6.000%(7) Super Senior Support, Lockout        Fixed Rate(7)       949837 BD9
Class I-A-29          $20,834,000  6.000%   Super Senior, Lockout                Fixed Rate          949837 BE7
Class I-A-30             $833,360  0.000%   Senior, Lockout                      Principal Only      949837 BF4
Class I-A-31          $20,000,640  6.250%   Senior, Lockout                      Fixed Rate          949837 BG2
Class I-A-32          $21,249,000  6.000%   Super Senior, Lockout                Fixed Rate          949837 BH0
Class I-A-33          $12,406,000  6.000%   Super Senior Support, Lockout        Fixed Rate          949837 BJ6
Class I-A-34           $8,843,000  6.000%   Super Senior, Lockout                Fixed Rate          949837 BK3
Class I-A-35(2)      $149,401,000  6.000%   Senior, Sequential Pay, Exchangeable Fixed Rate          949837 BL1
Class I-A-36(2)       $54,975,000  6.000%   Senior, Accretion Directed,          Fixed Rate          949837 BM9
                                            Companion, Exchangeable
Class I-A-37(2)       $46,436,000  6.000%   Super Senior, Sequential Pay,        Fixed Rate          949837 BN7
                                            Exchangeable
Class I-A-38(2)      $169,995,000  6.000%   Senior, Sequential Pay, Exchangeable Fixed Rate          949837 BP2
Class I-A-39(2)        $6,666,667    (6)    Senior, Pass-Through, Exchangeable   Inverse             949837 BQ0
                                                                                 Floating Rate
Class I-A-40(2)      $257,143,142    (6)    Super Senior, Pass-Through,          Floating Rate       949837 BR8
                                            Exchangeable
Class I-A-41(2)       $42,857,190    (6)    Super Senior, Pass-Through,          Inverse             949837 BS6
                                            Exchangeable                         Floating Rate
Class I-A-R                  $100  6.000%   Senior, Sequential Pay               Fixed Rate          949837 BT4
Class II-A-1          $75,000,000  6.250%   Senior, Accretion Directed,          Fixed Rate          949837 BU1
                                            Scheduled Amortization
Class II-A-2(2)       $22,119,642    (6)    Senior, Accretion Directed,          Floating Rate       949837 BV9
                                            Scheduled Amortization, Exchangeable
                                            REMIC
Class II-A-3(2)        $2,654,358    (6)    Senior, Accretion Directed,          Inverse             949837 BW7
                                            Scheduled Amortization, Exchangeable Floating Rate
                                            REMIC
Class II-A-4           $3,452,000  6.250%   Senior, Accretion Directed, CompanionFixed Rate          949837 BX5
Class II-A-5          $88,225,000  6.250%   Super Senior, Sequential Pay,        Fixed Rate          949837 BY3
                                            Accretion Directed
Class II-A-6          $15,000,000  6.250%   Super Senior, Sequential Pay,        Fixed Rate          949837 BZ0
                                            Accretion Directed

                     Initial        Pass-
    Class or        Principal      Through
    Component       Balance(1)      Rate               Principal Types           Interest Types         CUSIP
----------------------------------------------------------------------------------------------------------------------
Class II-A-7             $691,080  6.250%   Senior, Pass-Through                 Accrual, Fixed      949837 CA4
                                                                                 Rate
Class II-A-8           $8,630,920  0.000%   Senior, Pass-Through                 Principal Only      949837 CB2
Class II-A-9          $26,972,000  6.000%   Super Senior, Lockout                Fixed Rate          949837 CC0
Class II-A-10          $6,679,000  6.000%   Super Senior Support, Lockout        Fixed Rate          949837 CD8
Class II-A-11         $20,293,000  6.000%   Super Senior, Lockout                Fixed Rate          949837 CE6
Class II-A-12(2)      $24,774,000  6.250%   Senior, Accretion Directed,          Fixed Rate          949837 CF3
                                            Scheduled Amortization, Exchangeable
Class A-PO             (8)         0.000%   Senior, Component                    Principal Only      949837 CG1
Class B-1             $37,416,000  6.000%   Subordinated                         Fixed Rate          949837 CH9
Class B-2             $10,204,000  6.000%   Subordinated                         Fixed Rate          949837 CJ5
Class B-3              $6,803,000  6.000%   Subordinated                         Fixed Rate          949837 CK2
Components
Class I-A-PO           $8,856,420  0.000%   Ratio Strip                          Principal Only          N/A
Class II-A-PO          $1,677,118  0.000%   Ratio Strip                          Principal Only          N/A
Non-Offered Certificates
Class B-4              $3,402,000  6.000%   Subordinated                         Fixed Rate          949837 CL0
Class B-5              $1,701,000  6.00 0%  Subordinated                         Fixed Rate          949837 CM8
Class B-6              $3,401,632  6.000%   Subordinated                         Fixed Rate          949837 CN6

----------------
(1) Approximate. The initial principal balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial principal balance of such class. The maximum initial principal balance of a class of exchangeable REMIC Certificates represents the initial principal balance of such class prior to any exchanges. The maximum initial principal balance of a class of exchangeable certificates represents the maximum principal balance of such class that could be issued in an exchange. The initial principal balances and maximum initial principal balances are subject to adjustment.

(2) Each of these classes is exchangeable, in combination with other classes or individually as specified in Schedule I, for certain other class or classes of certificates.

(3) Prior to the distribution date in January 2009, the pass-through rate will be a fixed rate equal to 8.000% per annum. On and after the distribution date in January 2009, the pass-through rate with respect to each distribution date will be a fixed rate equal to 6.000% per annum.

(4) Prior to the distribution date in January 2009, the pass-through rate will be zero and the Class I-A-9 Certificates will not be entitled to distributions of interest. On and after the distribution date in January 2009, the pass-through rate with respect to each distribution date will be a fixed rate equal to 6.000% per annum.

(5) The Class I-A-11 Certificates are interest only certificates, have no principal balance and will bear interest on its notional amount, initially approximately $1,666,666.

(6) The following table describes the methodology for determining the pass-through rate for the floating rate and inverse floating rate certificates.

                Initial Pass-               Pass-Through                                                Maximum Pass-
Class            Through Rate               Rate Formula                 Minimum Pass-Through Rate       Through Rate
---------------------------------------------------------------------------------------------------------------------
Class I-A-14        6.020%                 LIBOR + 0.700%                         0.700%                    7.000%
Class I-A-15        5.880%       37.7999973% - (LIBOR x 5.99999949)               0.000%                 37.7999973%
Class I-A-22        5.820%                 LIBOR + 0.500%                         0.500%                    7.000%
Class I-A-23        7.080%       38.99999835% - (LIBOR x 5.9999997)               0.000%                 38.99999835%
Class I-A-24        7.080%       38.99999835% - (LIBOR x 5.9999997)               0.000%                 38.99999835%
Class I-A-39        7.080%       38.99999835% - (LIBOR x 5.9999997)               0.000%                 38.99999835%
Class I-A-40        5.820%                 LIBOR + 0.500%                         0.500%                    7.000%
Class I-A-41        7.080%         38.99999999% - (LIBOR x 6.000)                 0.000%                 38.99999999%
Class II-A-2        6.020%                 LIBOR + 0.700%                         0.700%                    7.000%
Class II-A-3       8.1667%       52.49998327% - (LIBOR x 8.33333032)              0.000%                 52.49998327%

(7) On or prior to the distribution date in June 2010, the Class I-A-28 Certificates will also be entitled to amounts received under a yield maintenance agreement. During this period, the Class I-A-28 Certificates will receive payments on each distribution date at an effective per annum rate equal to LIBOR + 1.150%, subject to a minimum rate of 6.000% and a maximum of 9.500%.

(8) The Class A-PO Certificates will be deemed for the purposes of the distribution of principal to consist of two components as described in the table. The components are not severable.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

     The allocation of the Class A Non-PO Principal Distribution Amount to the Classes of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred.

      Group I-A Certificates

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-13 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, sequentially, to the Class I-A-10 and Class I-A-12 Certificates, up to the PAC III Principal Amount for such Distribution Date;

      second, concurrently, to the Class I-A-14 and Class I-A-15 Certificates, pro rata; and.

      third, to the Class I-A-13 Certificates.

      II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-18 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, to the Class I-A-16, Class I-A-17 and Class I-A-18 Certificates.

      III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

      first, to the Class I-A-R Certificates; and

      second, concurrently, as follows:

            (A) approximately 5.5245851405%, sequentially, as follows:

                  (i) to the Class I-A-28 Certificates, up to the Priority 1
            Amount for such Distribution Date;

                  (ii) sequentially, until the aggregate of $60,000,000 has been paid pursuant to this clause for such Distribution Date and all previous Distribution Dates, to the Class I-A-2, Class I-A-3 and Class I-A-4; and

                  (iii) to the Class I-A-28 Certificates;

            (B) approximately 94.4754148595%, concurrently, as follows:

                  (i) approximately 22.0606626705%, sequentially, as follows:

                        (a) sequentially, to the Class I-A-5 and Class I-A-6
                  Certificates, up to the PAC I Principal Amount for such Distribution Date;

                        (b) to the Class I-A-7 Certificates, up to the PAC II
                  Principal Amount for such Distribution Date;

                        (c) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata;

                        (d) sequentially, to the Class I-A-7, Class I-A-5 and
                  Class I-A-6 Certificates;

                  (ii) approximately 77.9393373295%, concurrently, as follows:

                        (a) approximately 23.2265099412%, sequentially, as
                  follows:

                              (1) sequentially, to the Class I-A-10 and Class
                        I-A-12 Certificates, up to the PAC III Principal Amount for such Distribution Date;

                              (2) to the Class I-A-13 Certificates;

                              (3) concurrently, to the Class I-A-14 and Class
                        I-A-15 Certificates, pro rata;

                              (4) sequentially, to the Class I-A-10, Class
                        I-A-12, Class I-A-16, Class I-A-17 and Class I-A-18 Certificates; and

                        (b) approximately 76.7734900588%, concurrently, as
                  follows:

                                    (1) approximately 27.1402455153%,
                              sequentially, as follows:

                                    (aa) to the Class I-A-29 Certificates, up to
                              the Priority 2 Amount for such Distribution Date;

                                    (bb) concurrently, to the Class I-A-30 and
                              Class I-A-31 Certificates, pro rata, up to the Priority 3 Amount for such Distribution Date;

                                    (cc) concurrently, as follows:

                                         (I) approximately 10.2959446402%,
                                    sequentially, until the aggregate of
                                    $17,155,000 has been paid pursuant to this clause for such Distribution Date and all previous Distribution Dates, to the Class I-A-2, Class I-A-3 and Class I-A-4 Certificates;

                                         (II) approximately 89.7040553598%,
                                    sequentially, as follows:

                                              (aaa) sequentially, to the Class
                                         I-A-19 and Class I-A-20 Certificates,
                                         up to the PAC IV Principal Amount for
                                         such Distribution Date; and

                                              (bbb) sequentially, to the Class
                                         I-A-21, Class I-A-19 and Class I-A-20
                                         Certificates;

                                    (dd) concurrently, to the Class I-A-30 and
                               Class I-A-31 Certificates, pro rata; and

                                    (ee) to the Class I-A-29 Certificates;
                                    (2) approximately 72.8597544847%,
                              sequentially, as follows:

                                          (aa) approximately 8.3458521711%,
                                    concurrently, as follows:

                                                (I) approximately 85.714285102%,
                                           to the Class I-A-22 Certificates; and

            (I) approximately 14.285714898%, sequentially, as follows:

                                    (aaa) to the Class I-A-23 Certificates, up
                              to the PAC V Principal Amount for such
                              Distribution Date; and

                                    (bbb) sequentially, to the Class I-A-24 and
                              Class I-A-23 Certificates;

                                    (bb) approximately 91.6541478289%,
                              concurrently, as follows:

            (I) approximately 41.4625881582%, sequentially, as follows:

                                    (aaa) to the Class I-A-32 Certificates, up
                              to the Priority 4 Amount for such Distribution
                              Date;

                                    (bbb) concurrently, to the Class I-A-33 and
                              Class I-A-34 Certificates, up to the Priority 5 Amount for such Distribution Date, pro rata;

                                    (ccc) sequentially, to the Class I-A-25,
                              Class I-A-26 and Class I-A-27 Certificates;

                                    (ddd) concurrently, to the Class I-A-33 and
                              Class I-A-34 Certificates, pro rata; and

                                    (eee) to the Class I-A-32 Certificates;

            (II) approximately 58.5374118418%, to the Class I-A-1 Certificates.

            Group II-A Certificates

            I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-7 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

                  first, sequentially, up to $690 for such Distribution Date, as follows:

                        (a) sequentially, up to the Reduction I Amount for such
                  Distribution Date, as follows:

                              (1) to the Class II-A-1 Certificates, up to the
                        Reduction II Amount for such Distribution Date;

                              (2) concurrently, to the Class II-A-2 and Class
                        II-A-3 Certificates, pro rata; and

                              (3) to the Class II-A-1 Certificates;

                        (b) to the Class II-A-4 Certificates;

                        (c) sequentially, as follows:

                              (1) to the Class II-A-1 Certificates, up to the
                        Reduction II Amount for such Distribution Date;

                              (2) concurrently, to the Class II-A-2 and Class
                        II-A-3 Certificates, pro rata; and

                              (3) to the Class II-A-1 Certificates;

                  second, concurrently, up to $1,513,970 for such Distribution
            Date, to the Class II-A-5 and Class II-A-6 Certificates, pro rata;

                  third, sequentially, as follows:

                        (a) sequentially, up to the Reduction I Amount for such
                  Distribution Date, as follows:

                              (1) to the Class II-A-1 Certificates, up to the
                        Reduction II Amount for such Distribution Date;

                              (2) concurrently, to the Class II-A-2 and Class
                        II-A-3 Certificates, pro rata; and

                              (3) to the Class II-A-1 Certificates;

                        (b) to the Class II-A-4 Certificates;

                        (c) sequentially, as follows:

                              (1) to the Class II-A-1 Certificates, up to the
                        Reduction II Amount for such Distribution Date;

                              (2) concurrently, to the Class II-A-2 and Class
                        II-A-3 Certificates, pro rata; and

                              (3) to the Class II-A-1 Certificates;

                  fourth, concurrently, to the Class II-A-5 and Class II-A-6
            Certificates, pro rata;

                  fifth, to the Class II-A-7 Certificates;

            II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates, sequentially, as follows:

                  first, to the Class II-A-9 Certificates, up to the Priority 6
            Amount for such Distribution Date;

                  second, concurrently, to the Class II-A-10 and Class II-A-11
            Certificates, up to the Priority 7 Amount for such Distribution Date, pro rata;

                  third, concurrently, as follows:

                        (A) approximately 4.0000000000%, to the Class II-A-8
                  Certificates;

                        (B) approximately 96.0000000000%, sequentially, as
                  follows:

                              (i) sequentially, up to $690 for such Distribution
                        Date (including any amount distributed pursuant to priority I, first of the Group II-A Certificates above), as follows:

                        (a) sequentially, up to the Reduction I Amount for such
                  Distribution Date, as follows:

                              (1) to the Class II-A-1 Certificates, up to the
                        Reduction II Amount for such Distribution Date;

                              (2) concurrently, to the Class II-A-2 and Class
                        II-A-3 Certificates, pro rata; and

                              (3) to the Class II-A-1 Certificates;

                        (b) to the Class II-A-4 Certificates;

                        (c) to the Class II-A-1 Certificates, up to the
                  Reduction II Amount for such Distribution Date;

                        (d) concurrently, to the Class II-A-2 and Class II-A-3
                  Certificates, pro rata; and

                        (e) to the Class II-A-1 Certificates;

                  (ii) concurrently, up to $1,513,970 for such Distribution Date
            (including any amount distributed pursuant to priority I, second of the Group II-A Certificates above), to the Class II-A-5 and Class II-A-6 Certificates, pro rata;

                  (iii) sequentially, as follows:

                        (a) sequentially, up to the Reduction I Amount for such
                  Distribution Date, as follows:

                              (1) to the Class II-A-1 Certificates, up to the
                        Reduction II Amount for such Distribution Date;

                              (2) concurrently, to the Class II-A-2 and Class
                        II-A-3 Certificates, pro rata; and

                              (3) to the Class II-A-1 Certificates;

                        (b) to the Class II-A-4 Certificates;

                        (c) to the Class II-A-1 Certificates, up to the
                  Reduction II Amount for such Distribution Date;

                        (d) concurrently, to the Class II-A-2 and Class II-A-3
                  Certificates, pro rata; and

                        (e) to the Class II-A-1 Certificates;

                  (iv) concurrently, to the Class II-A-5 and Class II-A-6
            Certificates, pro rata; and

                  (v) to the Class II-A-7 Certificates;

                  fourth, concurrently, to the Class II-A-10 and Class II-A-11
            Certificates, pro rata; and

                  fifth, to the Class II-A-9 Certificates.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for each Group will be distributed among the Classes of Class A Non-PO Certificates of such Group pro rata in accordance with their respective outstanding Principal Balances without regard to either the proportions or the priorities set forth above.

     Any amounts distributed on a Distribution Date to the holders of any Class in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

     The "PAC I Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-5 and Class I-A-6 Certificates (the "PAC I Group" or "PAC I Certificates") to the percentage of the sum of the initial Principal Balances of the PAC I Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

     The "PAC II Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class I-A-7 Certificates (the "PAC II Certificates") to the percentage of the sum of the initial Principal Balances of the PAC II Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

     The "PAC III Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-10 and Class I-A-12 Certificates (the "PAC III Group" or "PAC III Certificates") to the percentage of the sum of the initial Principal Balances of the PAC III Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

     The "PAC IV Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-19 and Class I-A-20 Certificates (the "PAC IV Group" or "PAC IV Certificates") to the percentage of the sum of the initial Principal Balances of the PAC IV Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

     Each of the PAC I Group, PAC III Group and PAC IV Group are also referred to herein as a "PAC Group."

     The "PAC V Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class I-A-23 Certificates ("PAC V Certificates", together with the PAC I Certificates, PAC II Certificates, PAC III Certificates and PAC IV Certificates, the "PAC Certificates") to the percentage of the initial Principal Balance of the PAC V Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

     The "Reduction I Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates (the "Scheduled Group" or "Scheduled Certificates"), to the percentage of the sum of the initial Principal Balances of the Scheduled Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

     The "Reduction II Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class II-A-1 Certificates to the percentage of the initial Principal Balance of the Class II-A-1 Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

     The "Priority 1 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 1 Percentage, (ii) the Shift Percentage and (iii) the Group I Scheduled Principal Amount and (b) the product of (i) the Priority 1 Percentage, (ii) the Prepayment Shift Percentage and (iii) the Group I Unscheduled Principal Amount.

     The "Priority 1 Percentage" means the Principal Balance of the Class I-A-28 Certificates divided by the Class A Non-PO Principal Balance for Group I.

     The "Priority 2 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 2 Percentage, (ii) the Shift Percentage and (iii) the Group I Scheduled Principal Amount and (b) the product of (i) the Priority 2 Percentage, (ii) the Prepayment Shift Percentage and (iii) the Group I Unscheduled Principal Amount.

     The "Priority 2 Percentage" means the Principal Balance of the Class I-A-29 Certificates divided by the Class A Non-PO Principal Balance for Group I.

     The "Priority 3 Amount" for any Distribution Date means the product of (a) the Priority 3 Percentage, (b) the Prepayment Shift Percentage and (c) the excess, if any, of the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates available for distribution pursuant to priority III, second(B)(ii)(b)(1)(bb) of the Group I-A Certificates above.

     The "Priority 3 Percentage" means the sum of the Principal Balances of the Class I-A-30 and Class I-A-31 Certificates divided by the sum of (i)(a) the sum of the Principal Balances of the Class I-A-19, Class I-A-20 and Class I-A-21 Certificates divided by (b) 89.7040553598% and (ii) the sum of the Principal Balances of the Class I-A-30 and Class I-A-31 Certificates.

     The "Priority 4 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 4 Percentage, (ii) the Shift Percentage and (iii) the Group I Scheduled Principal Amount and (b) the product of (i) the Priority 4 Percentage, (ii) the Prepayment Shift Percentage and (iii) the Group I Unscheduled Principal Amount.

     The "Priority 4 Percentage" means the Principal Balance of the Class I-A-32 Certificates divided by the Class A Non-PO Principal Balance for Group I.

     The "Priority 5 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 5 Percentage, (ii) the Prepayment Shift Percentage and (iii) the excess, if any, of the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates available for distribution pursuant to priority III, second(B)(ii)(b)(2)(bb)(I)(bbb) of the Group I-A Certificates above.

     The "Priority 5 Percentage" means the sum of the Principal Balances of the Class I-A-33 and Class I-A-34 Certificates divided by the sum of the Principal Balances of the Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-33 and Class I-A-34 Certificates.

     The "Priority 6 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 6 Percentage, (ii) the Shift Percentage and (iii) the Group II Scheduled Principal Amount and (b) the product of (i) the Priority 6 Percentage, (ii) the Prepayment Shift Percentage and (iii) the Group II Unscheduled Principal Amount.

     The "Priority 6 Percentage" means the sum of the Principal Balance of the Class II-A-9 Certificates divided by the Class A Non-PO Principal Balance for Group II.

     The "Priority 7 Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority 7 Percentage, (iii) the Prepayment Shift Percentage and (iii) the excess, if any, of the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates available for distribution pursuant to priority II, second of the Group II-A Certificates above.

     The "Priority 7 Percentage" means the sum of the Principal Balances of the Class II-A-10 and Class II-A-11 Certificates divided by the sum of the Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-10 and Class II-A-11 Certificates.

     The "Group I Scheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount."

     The "Group I Unscheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount."

     The "Group II Scheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount."

     The "Group II Unscheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount."

     The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                      Distribution Date Occurring In            Shift Percentage
--------------------------------------------------------------------------------
July 2007 through June 2012                                               0%
July 2012 and thereafter                                                100%

     The "Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                Prepayment Shift
                      Distribution Date Occurring In               Percentage
--------------------------------------------------------------------------------
July 2007 through June 2012..............................               0%
July 2012 through June 2013..............................              30%
July 2013 through June 2014..............................              40%
July 2014 through June 2015..............................              60%
July 2015 through June 2016..............................              80%
July 2016 and thereafter.................................             100%

Calculation and Allocation of Amount to be Distributed on the Classes of Exchangeable Certificates

     If an exchange of all or a portion of a REMIC Combination has occurred, the related Exchangeable Combination will be entitled to receive its proportionate share of principal distributions allocated to the Exchangeable REMIC Certificates included in such REMIC Combination on each Distribution Date. Such amount will then be distributed (i) in the case of each Exchangeable Combination other than Exchangeable Combination 6, to the individual Class within such Exchangeable Combination or (ii) in the case of Exchangeable Combination 6, concurrently, to the Classes of Exchangeable Certificates within such Exchangeable Combination, in proportion to each Class's Maximum Principal Balance.

                                                    SCHEDULE I

                                               EXCHANGEABLE SCHEDULE

                Exchangeable REMIC Class                                Exchangeable Class
 --------------------------------------------------   -----------------------------------------------------------
                       Maximum Initial Principal                                        Maximum Initial Principal
 REMIC Combination             Balance(1)              Exchangeable Combination                Balance(1)
---------------------------------------------------   ------------------------------------------------------------
       REMIC                                          Exchangeable Combination 1
    Combination 1
       I-A-25                 $137,541,000                      I-A-35                        $149,401,000
       I-A-26                 $11,860,000

       REMIC                                          Exchangeable Combination 2
    Combination 2
       I-A-14                 $47,121,428                       I-A-36                         $54,975,000
       I-A-15                  $7,853,572

       REMIC                                          Exchangeable Combination 3
    Combination 3
       I-A-16                 $12,505,000                       I-A-37                         $46,436,000
       I-A-17                 $20,117,000
       I-A-18                 $13,814,000

       REMIC                                          Exchangeable Combination 4
    Combination 4
       I-A-25                 $137,541,000                      I-A-38                        $169,995,000
       I-A-26                 $11,860,000
       I-A-27                 $20,594,000

       REMIC                                          Exchangeable Combination 5
    Combination 5
       I-A-23                  $4,516,458                       I-A-39                         $6,666,667
       I-A-24                  $2,150,209

       REMIC                                          Exchangeable Combination 6
    Combination 6
       I-A-1                  $300,000,333                      I-A-40                        $257,143,142
                                                                I-A-41                         $42,857,190

       REMIC                                          Exchangeable Combination 7
    Combination 7
       II-A-2                 $22,119,642                       II-A-12                        $24,774,000
       II-A-3                 $2,654,358

(1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the Maximum Initial Principal Balances of the indicated Classes bear to one another as shown above.

Appendix F

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC I Group
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------
Up to and Including June 2007                          100.00000000
July 2007                                               99.88305622
August 2007                                             99.73747519
September 2007                                          99.56328499
October 2007                                            99.36051618
November 2007                                           99.12921385
December 2007                                           98.86943763
January 2008                                            98.58126168
February 2008                                           98.26477469
March 2008                                              97.92007985
April 2008                                              97.54729481
May 2008                                                97.14655162
June 2008                                               96.71799671
July 2008                                               96.26179078
August 2008                                             95.77810869
September 2008                                          95.26713944
October 2008                                            94.72908597
November 2008                                           94.16416510
December 2008                                           93.57260738
January 2009                                            92.95465691
February 2009                                           92.31057123
March 2009                                              91.64062111
April 2009                                              90.94509042
May 2009                                                90.22427586
June 2009                                               89.47848681
July 2009                                               88.70804512
August 2009                                             87.91328484
September 2009                                          87.09455204
October 2009                                            86.25224530
November 2009                                           85.38673300
December 2009                                           84.52145941
January 2010                                            83.66065874
February 2010                                           82.80430815
March 2010                                              81.95238492
April 2010                                              81.10486641
May 2010                                                80.26173016
June 2010                                               79.42295377
July 2010                                               78.58851498
August 2010                                             77.75839166
September 2010                                          76.93256176
October 2010                                            76.11100338
November 2010                                           75.29369471
December 2010                                           74.48061405
January 2011                                            73.67173984

February 2011                                           72.86705059
March 2011                                              72.06652497
April 2011                                              71.27014173
May 2011                                                70.47787973
June 2011                                               69.68971795
July 2011                                               68.90563547
August 2011                                             68.12561149
September 2011                                          67.34962530
October 2011                                            66.57765633
November 2011                                           65.80968407
December 2011                                           65.04568816
January 2012                                            64.28564833
February 2012                                           63.52954439
March 2012                                              62.77735630
April 2012                                              62.02906410
May 2012                                                61.28464792
June 2012                                               60.54408801
July 2012                                               59.81682761
August 2012                                             59.09335907
September 2012                                          58.37366293
October 2012                                            57.65771980
November 2012                                           56.94551040
December 2012                                           56.23701555
January 2013                                            55.53221617
February 2013                                           54.83109326
March 2013                                              54.13362796
April 2013                                              53.43980145
May 2013                                                52.74959506
June 2013                                               52.06299019
July 2013                                               51.38304326
August 2013                                             50.70664618
September 2013                                          50.03378067
October 2013                                            49.36442853
November 2013                                           48.69857166
December 2013                                           48.03619205
January 2014                                            47.37727180
February 2014                                           46.72179308
March 2014                                              46.06973816
April 2014                                              45.42108940
May 2014                                                44.77582927
June 2014                                               44.13394030
July 2014                                               43.50136029
August 2014                                             42.87207850
September 2014                                          42.24607787
October 2014                                            41.62334143
November 2014                                           41.00385227
December 2014                                           40.38759359
January 2015                                            39.77454868
February 2015                                           39.16470090
March 2015                                              38.55803371
April 2015                                              37.95453066
May 2015                                                37.35417535

June 2015                                               36.75695150
July 2015                                               36.16853550
August 2015                                             35.58316979
September 2015                                          35.00083856
October 2015                                            34.42152612
November 2015                                           33.84521682
December 2015                                           33.27189513
January 2016                                            32.70154557
February 2016                                           32.13415276
March 2016                                              31.57068478
April 2016                                              31.01691228
May 2016                                                30.47267063
June 2016                                               29.93779798
July 2016                                               29.42501140
August 2016                                             28.92087925
September 2016                                          28.42525682
October 2016                                            27.93800185
November 2016                                           27.45897443
December 2016                                           26.98803696
January 2017                                            26.52505414
February 2017                                           26.06989292
March 2017                                              25.62242245
April 2017                                              25.18251407
May 2017                                                24.75004125
June 2017                                               24.30182747
July 2017                                               23.86143859
August 2017                                             23.42874097
September 2017                                          23.00360321
October 2017                                            22.58589614
November 2017                                           22.17549275
December 2017                                           21.77226817
January 2018                                            21.37609965
February 2018                                           20.98686650
March 2018                                              20.60445006
April 2018                                              20.22873369
May 2018                                                19.85960270
June 2018                                               19.49694434
July 2018                                               19.14064775
August 2018                                             18.79060398
September 2018                                          18.44670586
October 2018                                            18.10884809
November 2018                                           17.77692709
December 2018                                           17.45084109
January 2019                                            17.13048999
February 2019                                           16.81577539
March 2019                                              16.50660057
April 2019                                              16.20287043
May 2019                                                15.90449149
June 2019                                               15.61137183
July 2019                                               15.32342111
August 2019                                             15.04055048
September 2019                                          14.76267265

October 2019                                            14.48970174
November 2019                                           14.22155338
December 2019                                           13.95814458
January 2020                                            13.69939380
February 2020                                           13.44522084
March 2020                                              13.19554689
April 2020                                              12.95029446
May 2020                                                12.70938736
June 2020                                               12.47275071
July 2020                                               12.24031089
August 2020                                             12.01199553
September 2020                                          11.78773349
October 2020                                            11.56745483
November 2020                                           11.35109080
December 2020                                           11.13857381
January 2021                                            10.92983742
February 2021                                           10.72481632
March 2021                                              10.52344630
April 2021                                              10.32566426
May 2021                                                10.13140814
June 2021                                                9.94061696
July 2021                                                9.75323076
August 2021                                              9.56919061
September 2021                                           9.38843856
October 2021                                             9.21091769
November 2021                                            9.03657199
December 2021                                            8.86534645
January 2022                                             8.69718695
February 2022                                            8.53204034
March 2022                                               8.36985434
April 2022                                               8.21057757
May 2022                                                 8.05415951
June 2022                                                7.90055053
July 2022                                                7.74480776
August 2022                                              7.59191250
September 2022                                           7.44181477
October 2022                                             7.29446544
November 2022                                            7.14981621
December 2022                                            7.00781963
January 2023                                             6.86842905
February 2023                                            6.73159862
March 2023                                               6.59728327
April 2023                                               6.46543874
May 2023                                                 6.33602147
June 2023                                                6.20898871
July 2023                                                6.08429839
August 2023                                              5.96190922
September 2023                                           5.84178056
October 2023                                             5.72387251
November 2023                                            5.60814583
December 2023                                            5.49456199
January 2024                                             5.38308309

February 2024                                            5.27367189
March 2024                                               5.16629181
April 2024                                               5.06090686
May 2024                                                 4.95748171
June 2024                                                4.85598163
July 2024                                                4.75637248
August 2024                                              4.65862069
September 2024                                           4.56269332
October 2024                                             4.46855795
November 2024                                            4.37618274
December 2024                                            4.28553641
January 2025                                             4.19658819
February 2025                                            4.10930787
March 2025                                               4.02366575
April 2025                                               3.93963265
May 2025                                                 3.85717988
June 2025                                                3.77627926
July 2025                                                3.69690309
August 2025                                              3.61902417
September 2025                                           3.54261572
October 2025                                             3.46765149
November 2025                                            3.39410563
December 2025                                            3.32195278
January 2026                                             3.25116798
February 2026                                            3.18172673
March 2026                                               3.11360496
April 2026                                               3.04677898
May 2026                                                 2.98122556
June 2026                                                2.91692185
July 2026                                                2.85384537
August 2026                                              2.79197409
September 2026                                           2.73128631
October 2026                                             2.67176074
November 2026                                            2.61337643
December 2026                                            2.55611284
January 2027                                             2.49994974
February 2027                                            2.44486728
March 2027                                               2.39084596
April 2027                                               2.33790743
May 2027                                                 2.28599090
June 2027                                                2.23510909
July 2027                                                2.18521176
August 2027                                              2.13628108
September 2027                                           2.08829954
October 2027                                             2.04124991
November 2027                                            1.99511531
December 2027                                            1.94987909
January 2028                                             1.90552496
February 2028                                            1.86203687
March 2028                                               1.81939906
April 2028                                               1.77759605
May 2028                                                 1.73661263

June 2028                                                1.69643386
July 2028                                                1.65704506
August 2028                                              1.61843180
September 2028                                           1.58057990
October 2028                                             1.54347545
November 2028                                            1.50710478
December 2028                                            1.47145443
January 2029                                             1.43651121
February 2029                                            1.40226216
March 2029                                               1.36869452
April 2029                                               1.33579579
May 2029                                                 1.30355366
June 2029                                                1.27195605
July 2029                                                1.24099109
August 2029                                              1.21064714
September 2029                                           1.18091273
October 2029                                             1.15177661
November 2029                                            1.12322774
December 2029                                            1.09525524
January 2030                                             1.06784847
February 2030                                            1.04099694
March 2030                                               1.01469036
April 2030                                               0.98891862
May 2030                                                 0.96367179
June 2030                                                0.93894012
July 2030                                                0.91471402
August 2030                                              0.89098408
September 2030                                           0.86774106
October 2030                                             0.84497588
November 2030                                            0.82267961
December 2030                                            0.80084349
January 2031                                             0.77945893
February 2031                                            0.75851746
March 2031                                               0.73801078
April 2031                                               0.71793075
May 2031                                                 0.69826934
June 2031                                                0.67901870
July 2031                                                0.66017110
August 2031                                              0.64171894
September 2031                                           0.62365478
October 2031                                             0.60597129
November 2031                                            0.58866129
December 2031                                            0.57171771
January 2032                                             0.55513363
February 2032                                            0.53890222
March 2032                                               0.52301680
April 2032                                               0.50747082
May 2032                                                 0.49225779
June 2032                                                0.47737141
July 2032                                                0.46280545
August 2032                                              0.44855379
September 2032                                           0.43461043

October 2032                                             0.42096949
November 2032                                            0.40762518
December 2032                                            0.39457182
January 2033                                             0.38180381
February 2033                                            0.36931570
March 2033                                               0.35710209
April 2033                                               0.34515771
May 2033                                                 0.33347736
June 2033                                                0.32205596
July 2033                                                0.31088850
August 2033                                              0.29997006
September 2033                                           0.28929583
October 2033                                             0.27886107
November 2033                                            0.26866114
December 2033                                            0.25869146
January 2034                                             0.24894756
February 2034                                            0.23942503
March 2034                                               0.23011955
April 2034                                               0.22102689
May 2034                                                 0.21214287
June 2034                                                0.20346342
July 2034                                                0.19498451
August 2034                                              0.18670219
September 2034                                           0.17861262
October 2034                                             0.17071198
November 2034                                            0.16299654
December 2034                                            0.15546265
January 2035                                             0.14810671
February 2035                                            0.14092519
March 2035                                               0.13391463
April 2035                                               0.12707164
May 2035                                                 0.12039286
June 2035                                                0.11387503
July 2035                                                0.10751493
August 2035                                              0.10130941
September 2035                                           0.09525536
October 2035                                             0.08934975
November 2035                                            0.08358959
December 2035                                            0.07797194
January 2036                                             0.07249394
February 2036                                            0.06715277
March 2036                                               0.06194564
April 2036                                               0.05686985
May 2036                                                 0.05192271
June 2036                                                0.04710162
July 2036                                                0.04240401
August 2036                                              0.03782735
September 2036                                           0.03336916
October 2036                                             0.02902702
November 2036                                            0.02479854
December 2036                                            0.02068138
January 2037                                             0.01667325

February 2037                                            0.01277189
March 2037                                               0.00897508
April 2037                                               0.00528068
May 2037                                                 0.00029418
June 2037 and thereafter                                 0.00000000

Appendix F

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC II Group
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------

Up to and Including June 2007                          100.00000000
July 2007                                               99.87748821
August 2007                                             99.68866611
September 2007                                          99.43352034
October 2007                                            99.11211790
November 2007                                           98.72460614
December 2007                                           98.27121333
January 2008                                            97.75224843
February 2008                                           97.16810145
March 2008                                              96.51924291
April 2008                                              95.80622400
May 2008                                                95.02967586
June 2008                                               94.19030913
July 2008                                               93.28891352
August 2008                                             92.32635684
September 2008                                          91.30358421
October 2008                                            90.22161698
November 2008                                           89.08155170
December 2008                                           87.88455873
January 2009                                            86.63188112
February 2009                                           85.32483283
March 2009                                              83.96479734
April 2009                                              82.55322578
May 2009                                                81.09163525
June 2009                                               79.58160678
July 2009                                               78.02478330
August 2009                                             76.42286759
September 2009                                          74.77761991
October 2009                                            73.09094818
November 2009                                           71.36471685
December 2009                                           69.65307843
January 2010                                            67.96562839
February 2010                                           66.30213308
March 2010                                              64.66236088
April 2010                                              63.04608227
May 2010                                                61.45306945
June 2010                                               59.88309677
July 2010                                               58.33594044
August 2010                                             56.81137855
September 2010                                          55.30919112
October 2010                                            53.82916003
November 2010                                           52.37106908
December 2010                                           50.93470389
January 2011                                            49.51985185

February 2011                                           48.12630233
March 2011                                              46.75384636
April 2011                                              45.40227679
May 2011                                                44.07138830
June 2011                                               42.76097735
July 2011                                               41.47084212
August 2011                                             40.20078243
September 2011                                          38.95059995
October 2011                                            37.72009805
November 2011                                           36.50908170
December 2011                                           35.31735768
January 2012                                            34.14473435
February 2012                                           32.99102174
March 2012                                              31.85603150
April 2012                                              30.73957690
May 2012                                                29.64147296
June 2012                                               28.56153616
July 2012                                               27.52257250
August 2012                                             26.50130233
September 2012                                          25.49754709
October 2012                                            24.51112971
November 2012                                           23.54187479
December 2012                                           22.58960826
January 2013                                            21.65415771
February 2013                                           20.73535217
March 2013                                              19.83302217
April 2013                                              18.94699973
May 2013                                                18.07711834
June 2013                                               17.22321283
July 2013                                               16.39239406
August 2013                                             15.57715273
September 2013                                          14.77732827
October 2013                                            13.99276180
November 2013                                           13.22329560
December 2013                                           12.46877341
January 2014                                            11.72904038
February 2014                                           11.00394293
March 2014                                              10.29332895
April 2014                                               9.59704748
May 2014                                                 8.91494909
June 2014                                                8.24688553
July 2014                                                7.60629762
August 2014                                              6.97926125
September 2014                                           6.36563353
October 2014                                             5.76527279
November 2014                                            5.17803873
December 2014                                            4.60379215
January 2015                                             4.04239524
February 2015                                            3.49371133
March 2015                                               2.95760490
April 2015                                               2.43394169
May 2015                                                 1.93380551

June 2015                                                1.48474844
July 2015                                                1.14124685
August 2015                                              0.84480316
September 2015                                           0.59440977
October 2015                                             0.38907716
November 2015                                            0.22783331
December 2015                                            0.10972385
January 2016                                             0.03381130
February 2016 and thereafter                             0.00000000

Appendix F

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC III Group
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------
Up to and Including June 2007                          100.00000000
July 2007                                               99.79601771
August 2007                                             99.59808443
September 2007                                          99.35752015
October 2007                                            99.07437003
November 2007                                           98.74870625
December 2007                                           98.38062802
January 2008                                            97.97026160
February 2008                                           97.51776028
March 2008                                              97.02330434
April 2008                                              96.48710093
May 2008                                                95.90938407
June 2008                                               95.29041440
July 2008                                               94.63047909
August 2008                                             93.92989164
September 2008                                          93.18899164
October 2008                                            92.40814456
November 2008                                           91.58774142
December 2008                                           90.72819856
January 2009                                            89.82995724
February 2009                                           88.89348335
March 2009                                              87.91926696
April 2009                                              86.90782195
May 2009                                                85.85968558
June 2009                                               84.77541797
July 2009                                               83.65560172
August 2009                                             82.50084127
September 2009                                          81.31176246
October 2009                                            80.08907249
November 2009                                           78.83343671
December 2009                                           77.57977670
January 2010                                            76.33437950
February 2010                                           75.09719170
March 2010                                              73.86816020
April 2010                                              72.64723230
May 2010                                                71.43435558
June 2010                                               70.22947801
July 2010                                               69.03254789
August 2010                                             67.84351384
September 2010                                          66.66232481
October 2010                                            65.48893010
November 2010                                           64.32327934
December 2010                                           63.16532249
January 2011                                            62.01500979

February 2011                                           60.87229188
March 2011                                              59.73711966
April 2011                                              58.60944437
May 2011                                                57.48921757
June 2011                                               56.37639113
July 2011                                               55.27091724
August 2011                                             54.17274838
September 2011                                          53.08183738
October 2011                                            51.99813735
November 2011                                           50.92160169
December 2011                                           49.85218413
January 2012                                            48.78983868
February 2012                                           47.73451969
March 2012                                              46.68618175
April 2012                                              45.64477979
May 2012                                                44.61026900
June 2012                                               43.58260489
July 2012                                               42.57596699
August 2012                                             41.57604408
September 2012                                          40.58279246
October 2012                                            39.59616878
November 2012                                           38.61612994
December 2012                                           37.64263310
January 2013                                            36.67563574
February 2013                                           35.71509559
March 2013                                              34.76097064
April 2013                                              33.81321920
May 2013                                                32.87179981
June 2013                                               31.93667129
July 2013                                               31.01239255
August 2013                                             30.09429674
September 2013                                          29.18234357
October 2013                                            28.27649298
November 2013                                           27.37670516
December 2013                                           26.48294060
January 2014                                            25.59516001
February 2014                                           24.71332436
March 2014                                              23.83739489
April 2014                                              22.96733307
May 2014                                                22.10310066
June 2014                                               21.24465960
July 2014                                               20.40082361
August 2014                                             19.56263498
September 2014                                          18.73005673
October 2014                                            17.90305214
November 2014                                           17.08158470
December 2014                                           16.26561815
January 2015                                            15.45511645
February 2015                                           14.65004383
March 2015                                              13.85036472
April 2015                                              13.05604380
May 2015                                                12.26704596

June 2015                                               11.48333636
July 2015                                               10.71326043
August 2015                                              9.94831613
September 2015                                           9.18846987
October 2015                                             8.43368825
November 2015                                            7.68393809
December 2015                                            6.93967234
January 2016                                             6.20703518
February 2016                                            5.48584742
March 2016                                               4.77593265
April 2016                                               4.07711713
May 2016                                                 3.38922977
June 2016                                                2.71210211
July 2016                                                2.06008445
August 2016                                              1.41808622
September 2016                                           0.78595512
October 2016                                             0.16354114
November 2016 and thereafter                             0.00000000

Appendix F

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC IV Group
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------
Up to and Including May 2008                           100.00000000
June 2008                                               99.46548240
July 2008                                               98.89647690
August 2008                                             98.29320162
September 2008                                          97.65589225
October 2008                                            96.98480194
November 2008                                           96.28020110
December 2008                                           95.54237729
January 2009                                            94.77163499
February 2009                                           93.96829538
March 2009                                              93.13269621
April 2009                                              92.26519152
May 2009                                                91.36615137
June 2009                                               90.43596165
July 2009                                               89.47502377
August 2009                                             88.48375442
September 2009                                          87.46258517
October 2009                                            86.41201319
November 2009                                           85.33249796
December 2009                                           84.25328045
January 2010                                            83.17964182
February 2010                                           82.11155359
March 2010                                              81.04898737
April 2010                                              79.99191500
May 2010                                                78.94030842
June 2010                                               77.89413970
July 2010                                               76.85338107
August 2010                                             75.81800494
September 2010                                          74.78798381
October 2010                                            73.76329034
November 2010                                           72.74389736
December 2010                                           71.72977779
January 2011                                            70.72090473
February 2011                                           69.71725140
March 2011                                              68.71879118
April 2011                                              67.72549755
May 2011                                                66.73734418
June 2011                                               65.75430481
July 2011                                               64.77635340
August 2011                                             63.80346396
September 2011                                          62.83561068
October 2011                                            61.87276790
November 2011                                           60.91491004
December 2011                                           59.96201171

January 2012                                            59.01404760
February 2012                                           58.07099259
March 2012                                              57.13282162
April 2012                                              56.19950983
May 2012                                                55.27103243
June 2012                                               54.34736479
July 2012                                               53.52348135
August 2012                                             52.70426621
September 2012                                          51.88969541
October 2012                                            51.07974510
November 2012                                           50.27439156
December 2012                                           49.47361120
January 2013                                            48.67738056
February 2013                                           47.88567628
March 2013                                              47.09847514
April 2013                                              46.31575403
May 2013                                                45.53748999
June 2013                                               44.76366014
July 2013                                               44.02049487
August 2013                                             43.28160074
September 2013                                          42.54695545
October 2013                                            41.81653677
November 2013                                           41.09032266
December 2013                                           40.36829114
January 2014                                            39.65042034
February 2014                                           38.93668855
March 2014                                              38.22707414
April 2014                                              37.52155561
May 2014                                                36.82011155
June 2014                                               36.12272071
July 2014                                               35.47878047
August 2014                                             34.83853896
September 2014                                          34.20197628
October 2014                                            33.56907259
November 2014                                           32.93980821
December 2014                                           32.31416353
January 2015                                            31.69211904
February 2015                                           31.07365536
March 2015                                              30.45875322
April 2015                                              29.84739341
May 2015                                                29.24456898
June 2015                                               28.65202052
July 2015                                               28.16297965
August 2015                                             27.68178632
September 2015                                          27.20832033
October 2015                                            26.74246322
November 2015                                           26.28409829
December 2015                                           25.83311059
January 2016                                            25.38938687
February 2016                                           24.95281554
March 2016                                              24.52328670
April 2016                                              24.10069206

May 2016                                                23.68492493
June 2016                                               23.27588021
July 2016                                               22.94579016
August 2016                                             22.62028044
September 2016                                          22.29928827
October 2016                                            21.98275175
November 2016                                           21.67060980
December 2016                                           21.36280217
January 2017                                            21.05926945
February 2017                                           20.75995304
March 2017                                              20.46479509
April 2017                                              20.17373859
May 2017                                                19.88672729
June 2017                                               19.58511841
July 2017                                               19.28784748
August 2017                                             18.99485384
September 2017                                          18.70607765
October 2017                                            18.42145993
November 2017                                           18.14094244
December 2017                                           17.86446781
January 2018                                            17.59197945
February 2018                                           17.32342151
March 2018                                              17.05873895
April 2018                                              16.79787747
May 2018                                                16.54078352
June 2018                                               16.28740429
July 2018                                               16.03768770
August 2018                                             15.79158239
September 2018                                          15.54903770
October 2018                                            15.31000367
November 2018                                           15.07443105
December 2018                                           14.84227122
January 2019                                            14.61347629
February 2019                                           14.38799899
March 2019                                              14.16579271
April 2019                                              13.94681149
May 2019                                                13.73101001
June 2019                                               13.51834358
July 2019                                               13.30876809
August 2019                                             13.10224008
September 2019                                          12.89871666
October 2019                                            12.69815557
November 2019                                           12.50051509
December 2019                                           12.30575410
January 2020                                            12.11383207
February 2020                                           11.92470897
March 2020                                              11.73834539
April 2020                                              11.55470242
May 2020                                                11.37374170
June 2020                                               11.19542541
July 2020                                               11.01971624
August 2020                                             10.84657740

September 2020                                          10.67597262
October 2020                                            10.50786612
November 2020                                           10.34222262
December 2020                                           10.17900732
January 2021                                            10.01818592
February 2021                                            9.85972456
March 2021                                               9.70358990
April 2021                                               9.54974901
May 2021                                                 9.39816946
June 2021                                                9.24881925
July 2021                                                9.10166682
August 2021                                              8.95668103
September 2021                                           8.81383122
October 2021                                             8.67308711
November 2021                                            8.53441888
December 2021                                            8.39779708
January 2022                                             8.26319268
February 2022                                            8.13057710
March 2022                                               7.99992208
April 2022                                               7.87119983
May 2022                                                 7.74438287
June 2022                                                7.61944416
July 2022                                                7.49163380
August 2022                                              7.36575124
September 2022                                           7.24176883
October 2022                                             7.11965931
November 2022                                            6.99939578
December 2022                                            6.88095175
January 2023                                             6.76430109
February 2023                                            6.64941799
March 2023                                               6.53627707
April 2023                                               6.42485325
May 2023                                                 6.31512185
June 2023                                                6.20705848
July 2023                                                6.10063914
August 2023                                              5.99584014
September 2023                                           5.89263812
October 2023                                             5.79101006
November 2023                                            5.69093326
December 2023                                            5.59238532
January 2024                                             5.49534419
February 2024                                            5.39978810
March 2024                                               5.30569558
April 2024                                               5.21304549
May 2024                                                 5.12181696
June 2024                                                5.03198943
July 2024                                                4.94354261
August 2024                                              4.85645651
September 2024                                           4.77071143
October 2024                                             4.68628792
November 2024                                            4.60316683
December 2024                                            4.52132924

January 2025                                             4.44075655
February 2025                                            4.36143038
March 2025                                               4.28333261
April 2025                                               4.20644540
May 2025                                                 4.13075115
June 2025                                                4.05623250
July 2025                                                3.98287232
August 2025                                              3.91065377
September 2025                                           3.83956021
October 2025                                             3.76957524
November 2025                                            3.70068268
December 2025                                            3.63286659
January 2026                                             3.56611128
February 2026                                            3.50040124
March 2026                                               3.43572119
April 2026                                               3.37205608
May 2026                                                 3.30939106
June 2026                                                3.24771149
July 2026                                                3.18700294
August 2026                                              3.12725119
September 2026                                           3.06844222
October 2026                                             3.01056218
November 2026                                            2.95359745
December 2026                                            2.89753459
January 2027                                             2.84236036
February 2027                                            2.78806168
March 2027                                               2.73462568
April 2027                                               2.68208684
May 2027                                                 2.63038444
June 2027                                                2.57954222
July 2027                                                2.52951120
August 2027                                              2.48027941
September 2027                                           2.43183506
October 2027                                             2.38416652
November 2027                                            2.33726235
December 2027                                            2.29111122
January 2028                                             2.24570203
February 2028                                            2.20102379
March 2028                                               2.15706566
April 2028                                               2.11381699
May 2028                                                 2.07126725
June 2028                                                2.02940609
July 2028                                                1.98822328
August 2028                                              1.94770874
September 2028                                           1.90785255
October 2028                                             1.86864490
November 2028                                            1.83007616
December 2028                                            1.79213681
January 2029                                             1.75481747
February 2029                                            1.71810889
March 2029                                               1.68200198
April 2029                                               1.64648774

May 2029                                                 1.61155731
June 2029                                                1.57720199
July 2029                                                1.54341314
August 2029                                              1.51018231
September 2029                                           1.47750112
October 2029                                             1.44536135
November 2029                                            1.41375485
December 2029                                            1.38267365
January 2030                                             1.35210984
February 2030                                            1.32205563
March 2030                                               1.29250338
April 2030                                               1.26344551
May 2030                                                 1.23487459
June 2030                                                1.20678326
July 2030                                                1.17916430
August 2030                                              1.15201057
September 2030                                           1.12531503
October 2030                                             1.09907077
November 2030                                            1.07327094
December 2030                                            1.04790882
January 2031                                             1.02297778
February 2031                                            0.99847127
March 2031                                               0.97438285
April 2031                                               0.95070616
May 2031                                                 0.92743494
June 2031                                                0.90456303
July 2031                                                0.88208434
August 2031                                              0.85999289
September 2031                                           0.83828274
October 2031                                             0.81694808
November 2031                                            0.79598319
December 2031                                            0.77538239
January 2032                                             0.75514012
February 2032                                            0.73525089
March 2032                                               0.71570928
April 2032                                               0.69650994
May 2032                                                 0.67764763
June 2032                                                0.65911715
July 2032                                                0.64091342
August 2032                                              0.62303138
September 2032                                           0.60546608
October 2032                                             0.58821264
November 2032                                            0.57126623
December 2032                                            0.55462210
January 2033                                             0.53827558
February 2033                                            0.52222206
March 2033                                               0.50645698
April 2033                                               0.49097589
May 2033                                                 0.47577435
June 2033                                                0.46084802
July 2033                                                0.44619264
August 2033                                              0.43180395

September 2033                                           0.41767781
October 2033                                             0.40381012
November 2033                                            0.39019682
December 2033                                            0.37683396
January 2034                                             0.36371759
February 2034                                            0.35084386
March 2034                                               0.33820896
April 2034                                               0.32580913
May 2034                                                 0.31364067
June 2034                                                0.30169993
July 2034                                                0.28998334
August 2034                                              0.27848734
September 2034                                           0.26720846
October 2034                                             0.25614326
November 2034                                            0.24528835
December 2034                                            0.23464039
January 2035                                             0.22419610
February 2035                                            0.21395225
March 2035                                               0.20390565
April 2035                                               0.19405314
May 2035                                                 0.18439164
June 2035                                                0.17491808
July 2035                                                0.16562949
August 2035                                              0.15652287
September 2035                                           0.14759532
October 2035                                             0.13884395
November 2035                                            0.13026596
December 2035                                            0.12185852
January 2036                                             0.11361891
February 2036                                            0.10554441
March 2036                                               0.09763235
April 2036                                               0.08988011
May 2036                                                 0.08228509
June 2036                                                0.07484474
July 2036                                                0.06755656
August 2036                                              0.06041806
September 2036                                           0.05342681
October 2036                                             0.04658040
November 2036                                            0.03987647
December 2036                                            0.03331268
January 2037                                             0.02688674
February 2037                                            0.02059638
March 2037                                               0.01443939
April 2037                                               0.00841354
May 2037                                                 0.00022024
June 2037 and thereafter                                 0.00000000

Appendix F

Planned Principal Balances as Percentages of Initial Aggregate Principal Balance

PAC V Group
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------
Up to and Including June 2007                          100.00000000
July 2007                                               99.89424323
August 2007                                             99.76258896
September 2007                                          99.60506220
October 2007                                            99.42169063
November 2007                                           99.21251521
December 2007                                           98.97758974
January 2008                                            98.71698132
February 2008                                           98.43077031
March 2008                                              98.11904971
April 2008                                              97.78192601
May 2008                                                97.41951879
June 2008                                               97.03196044
July 2008                                               96.61939622
August 2008                                             96.18198420
September 2008                                          95.71989555
October 2008                                            95.23331336
November 2008                                           94.72243404
December 2008                                           94.18746615
January 2009                                            93.62863022
February 2009                                           93.04615918
March 2009                                              92.44029791
April 2009                                              91.81130324
May 2009                                                91.15944353
June 2009                                               90.48499820
July 2009                                               89.78825863
August 2009                                             89.06952705
September 2009                                          88.32911609
October 2009                                            87.56738621
November 2009                                           86.78467086
December 2009                                           86.00217117
January 2010                                            85.22371668
February 2010                                           84.44928637
March 2010                                              83.67886007
April 2010                                              82.91241699
May 2010                                                82.14993719
June 2010                                               81.39140008
July 2010                                               80.63678551
August 2010                                             79.88607356
September 2010                                          79.13924451
October 2010                                            78.39627823
November 2010                                           77.65715501
December 2010                                           76.92185558
January 2011                                            76.19036001

February 2011                                           75.46264905
March 2011                                              74.73870365
April 2011                                              74.01850410
May 2011                                                73.30203159
June 2011                                               72.58926730
July 2011                                               71.88019173
August 2011                                             71.17478675
September 2011                                          70.47303307
October 2011                                            69.77491233
November 2011                                           69.08040615
December 2011                                           68.38949571
January 2012                                            67.70216307
February 2012                                           67.01838963
March 2012                                              66.33815747
April 2012                                              65.66144864
May 2012                                                64.98824499
June 2012                                               64.31852859
July 2012                                               63.66083953
August 2012                                             63.00657971
September 2012                                          62.35573119
October 2012                                            61.70827693
November 2012                                           61.06419898
December 2012                                           60.42348030
January 2013                                            59.78610362
February 2013                                           59.15205167
March 2013                                              58.52130763
April 2013                                              57.89385399
May 2013                                                57.26967438
June 2013                                               56.64875152
July 2013                                               56.03384998
August 2013                                             55.42215847
September 2013                                          54.81366084
October 2013                                            54.20834047
November 2013                                           53.60618077
December 2013                                           53.00716601
January 2014                                            52.41127959
February 2014                                           51.81850534
March 2014                                              51.22882755
April 2014                                              50.64222982
May 2014                                                50.05869688
June 2014                                               49.47821235
July 2014                                               48.90614637
August 2014                                             48.33706303
September 2014                                          47.77094706
October 2014                                            47.20778296
November 2014                                           46.64755545
December 2014                                           46.09024948
January 2015                                            45.53584977
February 2015                                           44.98434149
March 2015                                              44.43570935
April 2015                                              43.88993875
May 2015                                                43.34701485

June 2015                                               42.80692281
July 2015                                               42.27479587
August 2015                                             41.74542772
September 2015                                          41.21880354
October 2015                                            40.69490937
November 2015                                           40.17373105
December 2015                                           39.65525463
January 2016                                            39.13946593
February 2016                                           38.62635122
March 2016                                              38.11589657
April 2016                                              37.60808824
May 2016                                                37.10291228
June 2016                                               36.60035541
July 2016                                               36.10526147
August 2016                                             35.61270713
September 2016                                          35.12267954
October 2016                                            34.63516565
November 2016                                           34.15015262
December 2016                                           33.66762715
January 2017                                            33.18928107
February 2017                                           32.71757935
March 2017                                              32.25243122
April 2017                                              31.79374656
May 2017                                                31.34143681
June 2017                                               30.86612252
July 2017                                               30.39764435
August 2017                                             29.93590708
September 2017                                          29.48081594
October 2017                                            29.03227839
November 2017                                           28.59020254
December 2017                                           28.15449806
January 2018                                            27.72507549
February 2018                                           27.30184693
March 2018                                              26.88472582
April 2018                                              26.47362646
May 2018                                                26.06846449
June 2018                                               25.66915667
July 2018                                               25.27562085
August 2018                                             24.88777622
September 2018                                          24.50554284
October 2018                                            24.12884189
November 2018                                           23.75759611
December 2018                                           23.39172843
January 2019                                            23.03116380
February 2019                                           22.67582739
March 2019                                              22.32564589
April 2019                                              21.98054670
May 2019                                                21.64045874
June 2019                                               21.30531137
July 2019                                               20.97503530
August 2019                                             20.64956167
September 2019                                          20.32882294

October 2019                                            20.01275269
November 2019                                           19.70128517
December 2019                                           19.39435571
January 2020                                            19.09189989
February 2020                                           18.79385527
March 2020                                              18.50015942
April 2020                                              18.21075099
May 2020                                                17.92556955
June 2020                                               17.64455553
July 2020                                               17.36765027
August 2020                                             17.09479552
September 2020                                          16.82593439
October 2020                                            16.56101042
November 2020                                           16.29996781
December 2020                                           16.04275209
January 2021                                            15.78930879
February 2021                                           15.53958478
March 2021                                              15.29352758
April 2021                                              15.05108516
May 2021                                                14.81220638
June 2021                                               14.57684097
July 2021                                               14.34493911
August 2021                                             14.11645165
September 2021                                          13.89133033
October 2021                                            13.66952754
November 2021                                           13.45099611
December 2021                                           13.23568978
January 2022                                            13.02356271
February 2022                                           12.81456996
March 2022                                              12.60866679
April 2022                                              12.40580960
May 2022                                                12.20595498
June 2022                                               12.00906020
July 2022                                               11.80764019
August 2022                                             11.60925796
September 2022                                          11.41387056
October 2022                                            11.22143436
November 2022                                           11.03190753
December 2022                                           10.84524820
January 2023                                            10.66141476
February 2023                                           10.48036714
March 2023                                              10.30206503
April 2023                                              10.12646902
May 2023                                                 9.95353992
June 2023                                                9.78323965
July 2023                                                9.61553036
August 2023                                              9.45037439
September 2023                                           9.28773521
October 2023                                             9.12757652
November 2023                                            8.96986267
December 2023                                            8.81455800
January 2024                                             8.66162798

February 2024                                            8.51103830
March 2024                                               8.36275506
April 2024                                               8.21674507
May 2024                                                 8.07297533
June 2024                                                7.93141329
July 2024                                                7.79202751
August 2024                                              7.65478590
September 2024                                           7.51965766
October 2024                                             7.38661203
November 2024                                            7.25561912
December 2024                                            7.12664880
January 2025                                             6.99967187
February 2025                                            6.87465930
March 2025                                               6.75158277
April 2025                                               6.63041392
May 2025                                                 6.51112509
June 2025                                                6.39368904
July 2025                                                6.27807853
August 2025                                              6.16426722
September 2025                                           6.05222876
October 2025                                             5.94193724
November 2025                                            5.83336743
December 2025                                            5.72649408
January 2026                                             5.62129239
February 2026                                            5.51773802
March 2026                                               5.41580681
April 2026                                               5.31547509
May 2026                                                 5.21671938
June 2026                                                5.11951667
July 2026                                                5.02384435
August 2026                                              4.92967963
September 2026                                           4.83700081
October 2026                                             4.74578597
November 2026                                            4.65601363
December 2026                                            4.56766254
January 2027                                             4.48071166
February 2027                                            4.39514084
March 2027                                               4.31092949
April 2027                                               4.22813187
May 2027                                                 4.14665253
June 2027                                                4.06652890
July 2027                                                3.98768349
August 2027                                              3.91009769
September 2027                                           3.83375269
October 2027                                             3.75863055
November 2027                                            3.68471267
December 2027                                            3.61198178
January 2028                                             3.54042017
February 2028                                            3.47001035
March 2028                                               3.40073549
April 2028                                               3.33257854
May 2028                                                 3.26552312

June 2028                                                3.19955284
July 2028                                                3.13465176
August 2028                                              3.07080371
September 2028                                           3.00799299
October 2028                                             2.94620453
November 2028                                            2.88542305
December 2028                                            2.82563327
January 2029                                             2.76682059
February 2029                                            2.70897039
March 2029                                               2.65206850
April 2029                                               2.59610053
May 2029                                                 2.54105252
June 2029                                                2.48691098
July 2029                                                2.43366218
August 2029                                              2.38129282
September 2029                                           2.32978941
October 2029                                             2.27913954
November 2029                                            2.22932993
December 2029                                            2.18034796
January 2030                                             2.13218168
February 2030                                            2.08481824
March 2030                                               2.03824612
April 2030                                               1.99245294
May 2030                                                 1.94742717
June 2030                                                1.90315708
July 2030                                                1.85963160
August 2030                                              1.81683921
September 2030                                           1.77476886
October 2030                                             1.73340990
November 2030                                            1.69275105
December 2030                                            1.65278211
January 2031                                             1.61349270
February 2031                                            1.57487217
March 2031                                               1.53691034
April 2031                                               1.49959769
May 2031                                                 1.46292382
June 2031                                                1.42687920
July 2031                                                1.39145454
August 2031                                              1.35663987
September 2031                                           1.32242611
October 2031                                             1.28880419
November 2031                                            1.25576503
December 2031                                            1.22329976
January 2032                                             1.19139932
February 2032                                            1.16005529
March 2032                                               1.12925903
April 2032                                               1.09900214
May 2032                                                 1.06927663
June 2032                                                1.04007388
July 2032                                                1.01138591
August 2032                                              0.98320520
September 2032                                           0.95552355

October 2032                                             0.92833322
November 2032                                            0.90162689
December 2032                                            0.87539705
January 2033                                             0.84963593
February 2033                                            0.82433668
March 2033                                               0.79949199
April 2033                                               0.77509500
May 2033                                                 0.75113839
June 2033                                                0.72761553
July 2033                                                0.70451978
August 2033                                              0.68184427
September 2033                                           0.65958235
October 2033                                             0.63772784
November 2033                                            0.61627430
December 2033                                            0.59521532
January 2034                                             0.57454492
February 2034                                            0.55425668
March 2034                                               0.53434506
April 2034                                               0.51480386
May 2034                                                 0.49562710
June 2034                                                0.47680948
July 2034                                                0.45834479
August 2034                                              0.44022794
September 2034                                           0.42245317
October 2034                                             0.40501517
November 2034                                            0.38790862
December 2034                                            0.37112822
January 2035                                             0.35466886
February 2035                                            0.33852523
March 2035                                               0.32269247
April 2035                                               0.30716548
May 2035                                                 0.29193983
June 2035                                                0.27700999
July 2035                                                0.26237197
August 2035                                              0.24802046
September 2035                                           0.23395125
October 2035                                             0.22015969
November 2035                                            0.20664135
December 2035                                            0.19339203
January 2036                                             0.18040686
February 2036                                            0.16768206
March 2036                                               0.15521322
April 2036                                               0.14299613
May 2036                                                 0.13102701
June 2036                                                0.11930145
July 2036                                                0.10781590
August 2036                                              0.09656616
September 2036                                           0.08554845
October 2036                                             0.07475903
November 2036                                            0.06419389
December 2036                                            0.05384994
January 2037                                             0.04372298

February 2037                                            0.03380990
March 2037                                               0.02410694
April 2037                                               0.01461056
May 2037                                                 0.00169845
June 2037 and thereafter                                 0.00000000

Appendix F

Scheduled Principal Balances as Percentages of Initial Principal Balance

Scheduled Group
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------
Up to and Including June 2007                          100.00000000
July 2007                                               99.45931985
August 2007                                             98.70226005
September 2007                                          97.73219227
October 2007                                            96.55303448
November 2007                                           95.16924408
December 2007                                           93.58580889
January 2008                                            91.80823573
February 2008                                           89.84253683
March 2008                                              87.69529741
April 2008                                              85.37348654
May 2008                                                82.88452418
June 2008                                               80.44233238
July 2008                                               78.06612970
August 2008                                             75.75482226
September 2008                                          73.50733422
October 2008                                            71.32260750
November 2008                                           69.19960155
December 2008                                           67.13729298
January 2009                                            65.13467532
February 2009                                           63.19075871
March 2009                                              61.30456968
April 2009                                              59.47515082
May 2009                                                57.70156056
June 2009                                               55.98287287
July 2009                                               54.31817704
August 2009                                             52.70657741
September 2009                                          51.14719313
October 2009                                            49.63915789
November 2009                                           48.18161971
December 2009                                           46.77374070
January 2010                                            45.41469682
February 2010                                           44.10367765
March 2010                                              42.83988616
April 2010                                              41.62253852
May 2010                                                40.45086381
June 2010                                               39.32410393
July 2010                                               38.24151327
August 2010                                             37.20235855
September 2010                                          36.20591862
October 2010                                            35.25148426
November 2010                                           34.33835800
December 2010                                           33.46585386
January 2011                                            32.63329724

February 2011                                           31.84002469
March 2011                                              31.08538373
April 2011                                              30.36873269
May 2011                                                29.68944048
June 2011                                               29.04688649
July 2011                                               28.44046036
August 2011                                             27.86956183
September 2011                                          27.33360057
October 2011                                            26.83199601
November 2011                                           26.36417721
December 2011                                           25.92958267
January 2012                                            25.52766016
February 2012                                           25.15786663
March 2012                                              24.81966797
April 2012                                              24.51253896
May 2012                                                24.23596304
June 2012                                               23.98943220
July 2012                                               23.98874063
August 2012                                             23.98804907
September 2012                                          23.98735751
October 2012                                            23.98666595
November 2012                                           23.98597438
December 2012                                           23.98528282
January 2013                                            23.98459126
February 2013                                           23.98389969
March 2013                                              23.98320813
April 2013                                              23.98251657
May 2013                                                22.92587720
June 2013                                               21.84903752
July 2013                                               20.89872084
August 2013                                             19.96940946
September 2013                                          19.06073116
October 2013                                            18.17232027
November 2013                                           17.30381757
December 2013                                           16.45487015
January 2014                                            15.62513137
February 2014                                           14.81426072
March 2014                                              14.02192376
April 2014                                              13.24779199
May 2014                                                12.49154281
June 2014                                               11.75285934
July 2014                                               11.20209421
August 2014                                             10.66436124
September 2014                                          10.13940114
October 2014                                             9.62695937
November 2014                                            9.12678605
December 2014                                            8.63863586
January 2015                                             8.16226799
February 2015                                            7.69744601
March 2015                                               7.24393788
April 2015                                               6.80151577
May 2015                                                 6.36995608

June 2015                                                5.94903932
July 2015                                                5.66215771
August 2015                                              5.38168932
September 2015                                           5.10749995
October 2015                                             4.83945803
November 2015                                            4.57743452
December 2015                                            4.32130292
January 2016                                             4.07093921
February 2016                                            3.82622175
March 2016                                               3.58703130
April 2016                                               3.35325095
May 2016                                                 3.12476605
June 2016                                                2.90146425
July 2016                                                2.76560408
August 2016                                              2.63189463
September 2016                                           2.50029927
October 2016                                             2.37078195
November 2016                                            2.24330722
December 2016                                            2.11784024
January 2017                                             1.99434670
February 2017                                            1.87279289
March 2017                                               1.75314566
April 2017                                               1.63537236
May 2017                                                 1.51944094
June 2017                                                1.39946091
July 2017                                                1.28142184
August 2017                                              1.16528981
September 2017                                           1.05103151
October 2017                                             0.93861414
November 2017                                            0.82800546
December 2017                                            0.71917380
January 2018                                             0.61208799
February 2018                                            0.50671737
March 2018                                               0.40303183
April 2018                                               0.30100174
May 2018                                                 0.20059797
June 2018                                                0.10179188
July 2018                                                0.00455528
August 2018 and thereafter                               0.00000000

Appendix F

Scheduled Principal Balances as Percentages of Initial Principal Balance

II-A-1
                                               Percentage of
                                             Initial Aggregate
           Distribution Date                 Principal Balance
           -----------------                 -----------------
Up to and Including June 2007                          100.00000000
July 2007                                               99.99908000
August 2007                                             99.97955595
September 2007                                          99.77088876
October 2007                                            99.37542896
November 2007                                           98.79584019
December 2007                                           98.03509548
January 2008                                            97.09647264
February 2008                                           95.98354875
March 2008                                              94.70026584
April 2008                                              93.25077736
May 2008                                                91.63951449
June 2008                                               90.05014088
July 2008                                               88.49969851
August 2008                                             86.98777117
September 2008                                          85.51394711
October 2008                                            84.07781895
November 2008                                           82.67898365
December 2008                                           81.31704247
January 2009                                            79.99160089
February 2009                                           78.70226861
March 2009                                              77.44865948
April 2009                                              76.23039147
May 2009                                                75.04708659
June 2009                                               73.89837089
July 2009                                               72.78387444
August 2009                                             71.70323117
September 2009                                          70.65607897
October 2009                                            69.64205956
November 2009                                           68.66081849
December 2009                                           67.71200507
January 2010                                            66.79527235
February 2010                                           65.91027707
March 2010                                              65.05667964
April 2010                                              64.23414405
May 2010                                                63.44233793
June 2010                                               62.68093241
July 2010                                               61.94960211
August 2010                                             61.24802512
September 2010                                          60.57588301
October 2010                                            59.93286068
November 2010                                           59.31864641
December 2010                                           58.73293180
January 2011                                            58.17541175

February 2011                                           57.64578437
March 2011                                              57.14375103
April 2011                                              56.66901627
May 2011                                                56.22128773
June 2011                                               55.80027625
July 2011                                               55.40569569
August 2011                                             55.03726299
September 2011                                          54.69469805
October 2011                                            54.37772383
November 2011                                           54.08606620
December 2011                                           53.81945395
January 2012                                            53.57761877
February 2012                                           53.36029521
March 2012                                              53.16722065
April 2012                                              52.99813527
May 2012                                                52.85278200
June 2012                                               52.73090653
July 2012                                               52.72998653
August 2012                                             52.72906653
September 2012                                          52.72814653
October 2012                                            52.72722653
November 2012                                           52.72630653
December 2012                                           52.72538653
January 2013                                            52.72446653
February 2013                                           52.72354653
March 2013                                              52.72262653
April 2013                                              52.36820913
May 2013                                                50.77713243
June 2013                                               49.20588541
July 2013                                               47.74347972
August 2013                                             46.29965217
September 2013                                          44.87419317
October 2013                                            43.46689544
November 2013                                           42.07755389
December 2013                                           40.70596576
January 2014                                            39.35193043
February 2014                                           38.01524949
March 2014                                              36.69572669
April 2014                                              35.39316793
May 2014                                                34.10738123
June 2014                                               32.83817668
July 2014                                               31.74440801
August 2014                                             30.66474688
September 2014                                          29.59902567
October 2014                                            28.54707860
November 2014                                           27.50874180
December 2014                                           26.48385323
January 2015                                            25.47225264
February 2015                                           24.47378164
March 2015                                              23.48828356
April 2015                                              22.51560355
May 2015                                                21.55558844

June 2015                                               20.60808685
July 2015                                               19.80631905
August 2015                                             19.01439815
September 2015                                          18.23220629
October 2015                                            17.45962704
November 2015                                           16.69654523
December 2015                                           15.94284705
January 2016                                            15.19842000
February 2016                                           14.46315287
March 2016                                              13.73693572
April 2016                                              13.01965989
May 2016                                                12.31121797
June 2016                                               11.61150379
July 2016                                               11.02839415
August 2016                                             10.45152041
September 2016                                           9.88081481
October 2016                                             9.31621027
November 2016                                            8.75764045
December 2016                                            8.20503972
January 2017                                             7.65834312
February 2017                                            7.11748637
March 2017                                               6.58240595
April 2017                                               6.05303891
May 2017                                                 5.52932304
June 2017                                                4.96896631
July 2017                                                4.41481192
August 2017                                              3.86679124
September 2017                                           3.32483639
October 2017                                             2.78888021
November 2017                                            2.25885627
December 2017                                            1.73469883
January 2018                                             1.21634287
February 2018                                            0.70372405
March 2018                                               0.19677876
April 2018 and thereafter                                0.00000000